As filed with the Securities and Exchange Commission on December 16, 1997
                                                    Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                        GRAY COMMUNICATIONS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


            Georgia                                              58-0285030
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                           126 North Washington Street
                              Albany, Georgia 31701
                                 (912) 888-9390
               (Address of principal executive offices) (Zip code)

   Gray Communications Systems, Inc. Non-Employee Directors Stock Option Plan
                            (Full title of the plan)

                             William A. Fielder III
                   Vice President and Chief Financial Officer
                        Gray Communications Systems, Inc.
                           126 North Washington Street
                              Albany, Georgia 31701
                                 (912) 434-8732
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                                   Copies to:

                               Henry O. Smith III
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000



                                   Neal H. Ray
                                Heyman & Sizemore
                            2300 International Tower
                           229 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 521-2268

                         CALCULATION OF REGISTRATION FEE


                                                  Proposed maximum       Proposed maximum        Amount of
 Title of securities to be     Amount to be        offering price       aggregate offering     registration
         registered             registered          per unit(1)              price(1)               Fee

Class B Common Stock,          37,500 shares          $15.875                $  595,312            $  180
no par value

Class B Common Stock,         187,500 shares          $21.719                 4,072,313             1,234
no par value                  -------                                           -----               ----

Total........................ 225,000 shares                                 $4,667,625            $1,414
                              =======                                         =======               ===

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 with respect to 37,500 shares and pursuant to Rules 457(c) and (h) as to 187,500 shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents By Reference.

         The following documents filed with the Securities and Exchange Commission by Gray Communications Systems, Inc., a Georgia corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

                  (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

                  (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

                  (3) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

                  (4) the Company's Current Report on Form 8-K, dated August 14, 1997, as amended by a Form 8-K/A, dated October 13, 1997;

                  (5) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; and

                  (6) the description of the Company's Class B Common Stock, no par value, contained in the Company's Registration Statement filed on Form 8-A, dated September 13, 1996.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  Description of Securities.

         Not applicable.

         Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

         Item 6.  Indemnification of Directors and Officers.

         The Business Corporation Code of the State of Georgia grants corporations incorporated thereunder (such as the Company) the power to indemnify its officers and directors against liability for certain of their acts.

         The Company's Articles of Incorporation eliminate the liability of directors to stockholders of the Company for monetary damages arising out of the directors' breach of their fiduciary duty of care. The By-laws of the Company authorize indemnification of its directors, officers, incorporators, employees, and agents with respect to certain costs, expenses, and amounts incurred in connection with an action, suit, or proceeding by reason of the fact that such person was serving as a director, officer, incorporator, employee, or agent of the Company.

         Item 7.  Exemption from Registration Claimed.

         Not applicable.

         Item 8.  Exhibits.

         3.1 Articles of Incorporation of Gray Communications Systems, Inc., as amended (incorporated by reference to Exhibit 3 to the Company's Form 10 dated October 7, 1991, as amended on January 29, 1992 and March 2, 1992, and Exhibit 3(i) to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993)

         3.2 Articles of Amendment to the Articles of Incorporation of Gray Communications Systems, Inc. relating to the Class A Common Stock and the Class B Common Stock and the Series A Preferred Stock and Series B Preferred Stock (incorporated by reference to Exhibit 3.1.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-4338))

         3.3 By-Laws of Gray Communications Systems, Inc., as amended (incorporated by reference to Exhibit 3(i) to the Company's Form 10 dated October 7, 1991, as amended on January 29, 1992 and March 2, 1992, Exhibit 3(i) to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 and
                  Exhibit 3(d) to the Company's Annual Report on Form 10-K for the transition period from July 1, 1993 to December 31, 1993)

         3.4 Amendment to the By-Laws of Gray Communication Systems, Inc. dated September 3, 1996 (incorporated by reference to Exhibit
                  3.2.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-4338))

         5        Opinion of Heyman & Sizemore re:  validity of securities

         23.1 Consent of Ernst & Young LLP as to use of their report on the financial statements for Gray Communications Systems, Inc.

         23.2 Consent of Ernst & Young LLP as to use of their report on certain financial statements of the Broadcasting and Paging Operations of John H. Phipps, Inc.

         23.3     Consent of Heyman & Sizemore (included in Exhibit 5)

         24       Power of Attorney (see signature page)

         Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement,

                           (i) to include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 11, 1997.

                                            GRAY COMMUNICATIONS SYSTEMS, INC.

                                            By   /s/ J. Mack Robinson
                                                ---------------------
                                                J. Mack Robinson
                                                President



                        SIGNATURES AND POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Jackson S. Cowart IV and William A. Fielder III, or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of shares of Class B Common Stock of Gray Communications Systems, Inc. under the Non-Employee Directors Stock Option Plan of Gray Communications Systems, Inc. and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signatures               Title                              Date

/s/ J. Mack Robinson         President and Director             December 11, 1997
--------------------         (principal executive officer)
    J. Mack Robinson

/s/ William A. Fielder III   Vice President and Chief           December 11, 1997
--------------------------   Financial Officer (principal
    William A. Fielder III   financial and accounting officer)


/s/ Richard L. Boger         Director                           December 11, 1997
--------------------
    Richard L. Boger


                                      II-5




/s/ Hilton H. Howell, Jr.    Director                           December 11, 1997
-------------------------
    Hilton H. Howell, Jr.

/s/ William E. Mayher III    Director                           December 11, 1997
-------------------------
    William E. Mayher III

/s/ Howell W. Newton         Director                           December 11, 1997
--------------------
    Howell W. Newton

/s/ Hugh Norton              Director                           December 11, 1997
--------------------------
    Hugh Norton

/s/ Robert S. Prather, Jr.   Director                           December 11, 1997
--------------------------
    Robert S. Prather, Jr.

/s/ Harriett J. Robinson     Director                           December 11, 1997
------------------------
    Harriett J. Robinson

                                      II-6